AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CHURCHILL DOWNS INCORPORATED (Effective as of the close of business on May 19, 2023) ARTICLE I NAME The name of the corporation shall be Churchill Downs Incorporated. ARTICLE II PURPOSE AND POWERS The purpose of the corporation is to engage in any lawful business for which corporations may be incorporated under Kentucky law. ARTICLE III DURATION The corporation shall have perpetual existence. ARTICLE IV PRINCIPAL OFFICE Until otherwise designated as provided by law, the principal office location and Post Office address of the corporation shall be: Churchill Downs Incorporated 600 North Hurstbourne, Suite 400 Louisville, Kentucky 40222 ARTICLE V REGISTERED OFFICE Until otherwise designated as provided by law, the name and Post Office address of the authorized agent of the corporation upon whom process shall be served shall be:

2 CT Corporation System 306 W. Main Street, Suite 512 Frankfort, KY 40601 ARTICLE VI DEBT LIMITATION There shall be no limit on the amount of indebtedness which the corporation may incur. ARTICLE VII CAPITAL STOCK The corporation shall be authorized to issue 300,000,000 shares of common stock of no par value (the “Common Stock”), and 250,000 shares of preferred stock of no par value in such series and with such rights, preferences and limitations, including voting rights, as the Board of Directors may determine (the “Preferred Stock”). A. The Common Stock. Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. B. The Preferred Stock. 1. Shares of the Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the corporation. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends (if any) thereon shall be cumulative, if made cumulative. The relative preferences, participating, optional and other special rights of each such series, and limitations thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the Preferred Stock, the designation, relative preferences, participating, optional and other special rights and limitations thereof, if any, of such series, including but without limiting the generality of the foregoing, the following: [a] The distinctive designation of, and the number of shares of the Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; [b] The rate and times at which, and the terms and conditions upon which dividends, if any, on shares of the series may be paid, the extent of preference or relation, if any, of such dividend to the dividends payable on any other class or classes of stock of the corporation, or on any series of the Preferred Stock or of any other class of stock of the corporation, and whether such dividends shall be cumulative or non-cumulative;

3 [c] The right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the corporation, or of any series of the Preferred Stock and the terms and conditions of such conversion or exchange; [d] Whether shares of the series shall be subject to redemption and the redemption price or prices and the time or times at which, and the terms and conditions upon which shares of the series may be redeemed; [e] The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the corporation; [f] The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and [g] The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of the Preferred Stock as a class, to vote more or less than one vote per share on any or all matters voted upon by the shareholders and to elect one or more directors of the corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may fix. C. Other Provisions. 1. The relative preferences, rights and limitations of each Series of Preferred Stock in relation to the preferences, rights and limitations of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article VII, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other Series of Preferred Stock. 2. Subject to the provisions of Subparagraph 1 of this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. D. Preferences And Rights Of Series A Junior Participating Preferred Stock.

4 The voting powers, preferences and relative, participating, optional and other special rights of the shares of Series A Junior Participating Preferred Stock of the Corporation, and the qualifications, limitations or restrictions thereof, are as follows: Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 50,000. Section 2. Dividends and Distributions. A. Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after March 13, 2008 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. B. The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. C. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next

5 preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof. Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights: A. Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. B. Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation. C. If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors. (i) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting

6 called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock. (ii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the shareholders. (iii) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

7 (iv) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Amended Articles of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Amended Articles of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors. D. Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action. Section 4. Certain Restrictions. Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not: (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock; (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

8 A. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein. Section 6. Liquidation, Dissolution or Winding Up. A. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series A Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively. B. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock. C. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to

9 such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Section 8. Redemption. The shares of Series A Junior Participating Preferred Stock shall be redeemable at a price equal to the product of (a) the current market price of the Common Stock and (b) the Adjustment Number. Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock which may be issued from time to time as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. Section 10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Amended Articles of Incorporation of the Corporation nor these Preferences and Rights of Series A Junior Participating Preferred Stock shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class. Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock. ARTICLE VIII VOTING RIGHTS OF COMMON STOCK

10 In shareholders’ meetings each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the corporation. The presence in person or by proxy of the holders of a majority of the outstanding Common Stock of the corporation shall constitute a quorum at all shareholders’ meetings. ARTICLE IX PREEMPTIVE RIGHTS No holder of any shares of capital stock of the corporation, whether now or hereafter authorized, issued or outstanding, shall be entitled to a preemptive right to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares or any rights or options to purchase shares of the corporation. ARTICLE X DIRECTORS The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors the exact number of which is to be determined by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article X unless expressly provided by such terms.

11 Any director or the entire Board of Directors may be removed from office without cause by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation, voting together as a single class. Notwithstanding any other provision of these Articles or the bylaws of the corporation and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the bylaws of the corporation, the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article X, unless such action has been previously approved by a three-fourths vote of the whole Board of Directors. ARTICLE XI ELIMINATION OF DIRECTOR LIABILITY No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for a breach of his duties as a director except for liability: [a] For any transaction in which the director’s personal financial interest is in conflict with the financial interest of the corporation or its shareholders; [b] For acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; [c] For distributions made in violation of the Kentucky Revised Statutes; or [d] For any transaction from which the director derives an improper personal benefit. If the Kentucky Revised Statutes are amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Kentucky Revised Statutes, as so amended. Any repeal or modification of this Article XI by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. ARTICLE XII SPECIAL MEETING OF SHAREHOLDERS Special meetings of the shareholders of the corporation may be called only by: [a] The Board of Directors; or

12 [b] The holders of not less than sixty-six and two-thirds percent (66 2/3%) of all shares entitled to cast votes on any issue proposed to be considered at the proposed special meeting upon such holders signing, dating and delivering to the corporation’s Secretary one or more written demands for the meeting, including a description of the purpose or purposes for which the meeting is to be held. ARTICLE XIII REGULATORY AUTHORITIES A. For the purposes of this Article XIII: 1. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the rules and regulations under the Securities Exchange Act of 1934, as amended. 2. “Market Price” means the average of the last sale prices of a Voting Security on the Nasdaq Stock Market for each of the 15 consecutive trading days (the “Valuation Period”) commencing 16 trading days prior to the date in question; provided that if such Voting Security is not listed on the Nasdaq Stock Market, on the principal United States securities exchange registered under the Exchange Act on which such Voting Security is listed, or, if such Voting Security is not listed on any such exchange, the average of the closing bid quotations with respect to such a Voting Security during the Valuation Period on any system then in use, or if no such quotations are available, the fair market value of such a Voting Security on the date in question as determined by the Board of Directors in good faith. 3. A “person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity. 4. A person shall be a “beneficial owner” of any Voting Securities: [a] which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or [b] which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or [c] which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Securities. 5. “Purchase Price” means the price paid to acquire a share of Voting Securities, exclusive of commissions, taxes and other fees and expenses, adjusted for any stock split, stock dividend, combination of shares or similar event.

13 6. “Regulation” shall mean any statute, rule, regulation, order, ordinance or interpretation of a Regulatory Authority. 7. “Regulatory Authority” shall mean any government, court, or federal, state, local, international or foreign governmental, administrative or regulatory and licensing body, agency, authority or official, which regulates, has authority over, or otherwise asserts jurisdiction over current or proposed gaming or pari-mutuel wagering activities, operations or facilities conducted by the corporation or any of its subsidiaries or Affiliates. 8. “Voting Securities” shall mean any shares of the corporation’s capital stock entitled to vote generally in the election of directors. B. All Voting Securities of the corporation shall be held subject to the applicable provisions of all Regulations. If any person which beneficially owns Voting Securities of the corporation is requested or required pursuant to any Regulations to appear before, or submit to the jurisdiction of, or provide information to, any Regulatory Authority and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time, or is determined or shall have been determined by any Regulatory Authority not to be suitable or qualified with respect to the beneficial ownership of Voting Securities of the corporation, then at the election of the corporation (unless otherwise required by any Regulatory Authority or Regulation): (i) each such person by owning such Voting Securities in the corporation hereby agrees to sell to the corporation and the corporation shall have the absolute right in its sole discretion to repurchase, any or all of the Voting Securities of the corporation beneficially owned by such person at a price determined pursuant to this Article XIII; or (ii) each such person owning such Voting Securities in the corporation hereby agrees to otherwise dispose of his or her interest in the corporation within the 120 day period commencing on the date on which the corporation receives notice from a Regulatory Authority of such holder’s unsuitability or disqualification (or an earlier time if so required by a Regulatory Authority or any Regulation) and the corporation shall have no obligation to repurchase any or all of the Voting Securities of the corporation beneficially owned by such person. The operation of this Article XIII shall not be stayed by an appeal from a determination of any Regulatory Authority. A majority of the whole Board of Directors shall have the power and duty to determine, for the purposes of this Article XIII, on the basis of information known to it after reasonable inquiry, whether clause (i) or (ii) of this paragraph B applies to any person who beneficially owns Voting Securities of the corporation such that the corporation shall have the right to repurchase shares of Voting Securities held by such person or require the disposition of such person’s interest in the corporation pursuant to this Article XIII. C. If the corporation intends to repurchase Voting Securities beneficially owned by any person referred to in clause (i) or (ii) of paragraph B hereof, it shall notify the person in writing (the “Purchase Notice”) of such intention, specifying the Voting Securities to be repurchased, the date, time and place when such repurchase will be consummated (the “Purchase Date”), which date in no event will be earlier than three business days after the date of such notice, and the price at which such Voting Securities will be repurchased (it being sufficient for the purposes of this Article XIII for the corporation to indicate generally that the price will be determined in accordance with paragraph D hereof). The Purchase Notice shall be deemed to constitute a binding agreement on the part of the corporation to repurchase, and on the part of the person notified to

14 sell, the Voting Securities referred to in the Purchase Notice in accordance with this Article XIII. Following the Purchase Date (or any earlier date if required by any Regulatory Authority or Regulation), no dividends will be payable on and no voting rights will be available to the holders of any Voting Securities covered by such Purchase Notice which has not been duly delivered by the holder thereof for repurchase by the corporation. If, following such Purchase Date, any Voting Securities with respect to which a Purchase Notice has been given have not been duly delivered by the holder thereof for repurchase by the corporation, the corporation shall deposit in escrow or otherwise hold in trust for the benefit of such holder an amount equal to the aggregate Market Price of the stock to be repurchased, except that to the extent New Shares (as hereafter defined) are to be repurchased and the Purchase Price thereof shall have been publicly disclosed or otherwise made available to the corporation, the amount deposited in escrow or otherwise segregated with respect to such New Shares may be the lesser of the Market Price thereof on the date of the Purchase Notice and the Purchase Price thereof. The establishment of such an account shall in no way alter the amount otherwise payable to any person pursuant to this Article XIII. No interest shall be paid on or accrue with respect to any amount so deposited or held. D. 1. In the event that the person to whom a Purchase Notice is directed pursuant to paragraph C hereof has acquired beneficial ownership of Voting Securities within the 24-month period terminating on the date of such Purchase Notice (“New Shares”), the price at which the corporation shall repurchase such New Shares covered by the Purchase Notice shall be the lesser of the Market Price thereof on the date of such Purchase Notice and the Purchase Price thereof. 2. In the event that the person to whom a Purchase Notice is directed pursuant to paragraph C hereof has acquired beneficial ownership of any or all of its Voting Securities prior to the 24-month period terminating on the date of such Purchase Notice (“Old Shares”), the price at which the corporation shall repurchase such Old Shares covered by the Purchase Notice shall be the Market Price thereof on the date of the Purchase Notice. 3. The corporation shall have the option in its sole discretion of designating which of the Voting Securities beneficially owned by any person referred to in clause (i) or (ii) of paragraph B hereof are subject to the Purchase Notice and, for purposes hereof, it shall be sufficient for the corporation to indicate generally that Voting Securities shall be repurchased based on the order in which they were purchased or based on the reverse of such order. 4. Any person to whom a Purchase Notice is given pursuant to the provisions of this Article XIII shall have the burden of establishing to the satisfaction of the corporation the dates on which and prices at which such person acquired the Voting Securities subject to the Purchase Notice.

15 RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS ELECTING THAT THE CORPORATION BE SUBJECT GENERALLY, WITHOUT QUALIFICATION OR LIMITATION, TO THE REQUIREMENTS OF KRS 271B.12-210. On June 11, 1999, Churchill Downs Incorporated (the “Corporation”) executed Articles of Amendment in which it attached to its Articles of Incorporation the following resolutions that were adopted by the Board of Directors of the Corporation: WHEREAS, there may be uncertainty as to whether the provisions of the Kentucky Business Combinations statute, KRS 271B.12-210 to 271B.12-230, apply to the Corporation by virtue of the provisions of KRS 271B.12-220(4)(a) and pursuant to the provisions of that subsection, the Board of Directors of the Corporation desired to elect by resolution, adopted by all of the continuing directors of the Corporation, to be subject generally, without qualification or limitation, to the requirements of KRS 271B.12-210; RESOLVED, that the Corporation be subject generally, without qualification or limitation, to the requirements of KRS 271B.12-210 and the officers of the Corporation are hereby authorized and directed to take any and all actions necessary or appropriate to give effect to this resolution, including, without limitation, making any filings required by statute or regulation, including filing articles of amendment to the articles of incorporation of the Corporation including a copy of this resolution making this election; RESOLVED, that any and all actions heretofore taken by the officers of the Corporation in connection with the above resolution, in the name of or on behalf of the Corporation, be and hereby are approved, ratified and confirmed.

16 CERTIFICATE REGARDING AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CHURCHILL DOWNS INCORPORATED THIS CERTIFICATE is delivered pursuant to KRS 271B.10-070(4) together with the Amended and Restated Articles of Incorporation of Churchill Downs Incorporated. On behalf of Churchill Downs Incorporated, the undersigned states that the Amended and Restated Articles of Incorporation attached hereto contain amendments to the Articles of Incorporation that do not require shareholder approval. ARTICLE I The name of the Corporation is Churchill Downs Incorporated. ARTICLE II The Amended and Restated Articles of Incorporation were adopted by the Churchill Downs Incorporated board of directors on April 25, 2023. Executed this 25th Day of April, 2023. CHURCHILL DOWNS INCORPORATED /s/ Bradley K. Blackwell______________________ Bradley K. Blackwell Executive Vice President and General Counsel